UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

LAREDO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171457	90-0822497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Jamieson House
838 Hastings Street
Vancouver, British Columbia V6C0A6
(604) 669-9000

Registrant’s telephone number, including area code: 604-669-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

LAREDO RESOURCES CORP.

CURRENT REPORT ON FORM 8-K

SECTION 8.   OTHER EVENTS

Item 8.01 Other Events

On September 6, 2013, the Company memorialized the previous November 2, 12012 MOU agreement with Magna Management Ltd. (“Magna”) under which we have been granted the rights afforded to Magna as the denoted Buyer pursuant to the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY agreement, entering into between Magna and the Sellers on August 1, 2013, regarding the mineral property known as Pony Mountain Gold, located in the Mineral Hills District (commonly called the Pony District) in southwestern Montana.

The Pony Mountain Gold property is comprised of an approximately 4000-acre package of properties, assembled over the years by a local family and local geologist. The property contains several previously-mined, underground hard-rock vein systems, such as the Mountain Cliff, Strawberry-Keystone, Amy, and Atlantic-Pacific (A-P) mines.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter Agreement with Magna Management Ltd.

99.2	Contract for Deed for Sale and Purchase of Mining Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAREDO RESOURCES CORP.

Date: September 10, 2013	By:	/s/ Robert Gardner
Robert Gardner
Chief Executive Officer